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                                                                     EXHIBIT 4.1

                            STOCK OPTION AGREEMENT

         THIS AGREEMENT, made as of ______ __, 2000 (the "Grant Date") between Plains Resources Inc., a Delaware corporation (the "Company"), and _____________ (the "Optionee") for the option to purchase shares of the Company's common stock, $.10 per share par value ("Common Stock").

         NOW THEREFORE, the parties hereto agree as follows:

         1.    Grant of Option.
               ---------------

         The Company hereby grants to the Optionee the right and option (the "Option") to purchase, from time to time, all or any part of an aggregate of ________ whole shares of Common Stock (the "Option Shares") subject to, and in accordance with, the terms and provisions set forth in this Agreement.

         2.    Exercise Price.
               --------------

         The price at which the Optionee shall be entitled to purchase the Option Shares upon the exercise of the Option shall be $__.__ per share (the "Exercise Price"), subject to adjustment from time to time in accordance with the terms and provisions of this Agreement.

         3.    Exercise Term.
               -------------

         The Option shall be exercisable to the extent and in the manner provided herein for a period of five (5) years from the Grant Date (the "Exercise Term"): provided, however, that the Option may be earlier terminated as provided in Paragraph 7 hereof.

          4.   Exercisability of Option.
               -------------------------

         Unless otherwise provided in this Agreement, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, 25% of the total number of Option Shares covered by the Option as of the Grant Date, and an additional 25% of the total number of Option Shares covered by the Option on each of the first, second and third anniversaries of the Grant Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term; provided, however, that no Option Shares may be purchased hereunder prior to approval of the Option Shares for listing on the American Stock Exchange.

         5.    Manner of Exercise and Payment.
               ------------------------------

         5.1 Subject to the terms and conditions of this Agreement, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Option Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. Such person or persons shall deliver this Agreement to the Secretary of the Company, who shall endorse thereon a notation of such exercise.

         5.2 The notice of exercise shall be accompanied by the full purchase price for the Option Shares in respect of which the Option is being exercised,
(i) in cash, (ii) by check or (iii) by transferring shares of Common Stock to the Company (other than shares held by the Optionee for less than 6 months prior to the date of exercise) the number of which shares shall be determined by dividing the full purchase price for the Option Shares in respect of which the Option is being exercised by the Fair Market Value of the Common Stock.

         5.3 Upon receipt of the notice of exercise and full payment for the Option Shares in respect of which the Option is being exercised, the Company shall take such action as may be necessary promptly to effect the transfer to the Optionee of the number of Option Shares as to which such exercise was effective.
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         5.4   The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Option Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Option Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Option Shares to the Optionee, and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Option Shares.

         6.    Compliance with Laws, Rules and Regulations.
               -------------------------------------------

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Company to sell or issue any Option Shares under the Option shall be suspended during any period of time when the issuance of such Option Shares would constitute a violation by Optionee or the Company of any provisions of any law or regulation of any governmental authority. The Option shall be subject to the requirements that, if at any time the Board shall, in good faith and upon a reasonable basis, determine that the listing, registration or qualification of the Option Shares upon any stock exchange or under any state or federal law of the United States or any governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representation, are necessary or desirable in connection with the issue or purchase of Option Shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board acting reasonably and in good faith. In the event the Option Shares issuable on exercise of an Option are not registered under the Securities Act of 1933, as amended (the "Act"), the Company may imprint on the certificate for such Option Shares the following legend which counsel for the Company considers necessary or advisable to comply with the Act:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may be offered or sold only if registered or if an exemption from registration is available."

         Notwithstanding any other provision in this Agreement to the contrary, if within 10 days preceding the expiration of the Exercise Term, the Company is unable to issue Option Shares under the Option, the term of the Option shall be extended and written notice given to Optionee (at least 7 days prior to the end of the Exercise Term) of such extension so as to provide a reasonable opportunity for Optionee to exercise the Option; provided, however, in no event shall such extension exceed the period during which the Company was unable to issue Option Shares under the Option plus 10 days.

         7.    Termination of Option.
               ---------------------

         (a) If the Optionee's employment terminates for any reason other than Cause, the Option shall, to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of termination, be exercisable for the duration of the Exercise Term.

         (b) If the Optionee's employment terminates for Cause, the Option shall terminate immediately and no rights thereunder may be exercised.

         8.    Effect of Change in Control.
               ---------------------------

         Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, (i) the Option shall become immediately and fully exercisable and (ii) the Optionee will be permitted to surrender for cancellation within ninety (90) days after such Change in Control, the Option or any portion of the Option to the extent not yet exercised and the Optionee shall be entitled to receive immediately a cash payment in an amount equal to the excess, if any, of (x) the greater of (1) the Fair Market Value, on the date of surrender, of the Option Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Option Shares subject to the Option or portion thereof surrendered over (y) the aggregate purchase price for such Option Shares under the Option

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or portion thereof surrendered; provided, however, that if the Option was
                                --------  -------
granted within six (6) months prior to the Change in Control and the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the Optionee shall be entitled to surrender the Option or any portion of the Option for cancellation during the ninety (90) day period commencing upon the expiration of six (6) months from the Grant Date and to receive the amount determined under this Section 8.

         9.    Nontransferability.
               ------------------

         The Option shall not be transferrable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or his guardian or legal representative.

         10.   No Right to Continued Employment.
               --------------------------------

         Nothing in this Agreement shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment with the Company, nor shall this Agreement interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

         11.   Terminating Events.
               ------------------

         Subject to Section 8 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

         12.   Adjustments Upon Changes in the Company's Capital Structure.
               -----------------------------------------------------------

         12.1 Subject to Section 8, in the event of a Change in Capitalization without the Company receiving compensation therefor in money, services or property, the number, class and per share price of Option Shares subject to the Option shall be appropriately adjusted in such a manner as to entitle the Optionee to receive, upon exercise of the Option, for the same aggregate cash consideration, the same total number and class or classes of Shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment. In addition, in the event of any Change in Capitalization (including a Change in Capitalization described in the preceding sentence), the Board shall conclusively determine the appropriate adjustments (in addition to those described in the preceding sentence), if any, to the number and class of Option Shares or other stock or securities which are subject to the Option and the purchase price of the Option, if applicable.

         12.2 If, by reason of a Change in Capitalization, the Optionee shall be entitled to exercise the Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Option Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

         13.   Withholding of Taxes.
               --------------------

               The Company shall have the right to deduct from any distribution of cash to the Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Option Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance of such Shares. In satisfaction of the Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Company, to have withheld a portion of the Option Shares

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issuable to him or her upon exercise of the Option having an aggregate Fair
Market Value, on the date of exercise, equal to the Withholding Taxes, provided that if the Optionee may be subject to liability under Section 16(b) of the Exchange Act either (i) (A) the Optionee makes the Tax Election at least six (6) months after the Grant Date, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii)
(A) the Tax Election is made at least six (6) months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six (6) months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Company may, by the adoption of rules or otherwise, (i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Company determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

         14.   Definitions.  For purposes of this Agreement:
               -----------

         14.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

          14.2 "Agreement" means this Stock Option Agreement between the Company and the Optionee.

         14.3  "Board" means the Board of Directors of the Company.

         14.4 "Cause" means (i) the willful engaging by the Optionee in gross misconduct resulting in demonstrable material injury to the Company, or (ii) the nonappealable conviction of the Optionee of a felony involving moral turpitude. For purposes of this definition, no act or failure to act on the Optionee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Company or otherwise likely to result in no material injury thereto.

         14.5 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.

         14.6 A "Change in Control" means the occurrence during the term of the Option of:

                    (i) The "acquisition" by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) after the date hereof of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such person, would result in such Person "Beneficially Owning" twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (a) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (b) acquires the Voting Securities directly from the Company;
(c) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by

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reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (d) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); (e) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii)(a) below); or
(f) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities as a result of a transaction approved by a majority of the Incumbent Board (as defined in paragraph (ii) below); or

                    (ii) The individuals who, as of the date hereof, are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; provided, however, that if either the election of any new director
             --------  -------
or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided
                                                                 --------
further, however, that no individual shall be considered a member of the
-------  -------
Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                    (iii)  Approval by stockholders of the Company of:

                    (a) A merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

                           (1)  the stockholders of the Company, immediately
before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

                           (2)  the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation, and

                           (3)  no Person (other than (x) the Company or any
Controlled Entity, (y) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or (z) any Person who, immediately prior to the Business Combination, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in this subparagraph (a) (1), (2) or (3) shall be referred to as a "Non-Control Transaction");

                    (b)    A complete liquidation or dissolution of the Company;
or

                    (c) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

         Notwithstanding the foregoing, if Optionee's employment is terminated and the Optionee reasonably demonstrates that such termination (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (y) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, the date of a Change in Control with respect to the Optionee shall mean the date immediately prior to the date of such termination of employment.

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         A Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

         14.7  "Company" means Plains Resources Inc.

         14.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         14.9 "Fair Market Value" on any date means the closing sale price per Share on the day before such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on the day before such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on the day before such date, the Fair Market Value shall be the value established by the Board in good faith.

         14.10 "Option" means the option granted in this Agreement.

         14.11 "Optionee" means the person to whom the Option has been granted.

         14.12 "Shares" means shares of common stock, par value $.10 per share, of the Company.

         15.   Modification of Agreement.
               -------------------------

         This Agreement may be modified, amended, suspended or terminated, and any terms and conditions may be waived, but only by a written instrument executed by the parties hereto.

         16.   Severability.
               ------------

         Should any provision of the Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         17.   Governing Law.
               -------------

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         18.   Successors in Interest.
               ----------------------

         This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and legal representatives.


    Attest:                        PLAINS RESOURCES INC.

    ___________________________    by:_________________________________________
    Secretary                           Greg L. Armstrong, President and CEO

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                                            ____________________________________
                                            __________________________, OPTIONEE